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                                                                    Exhibit 5.1

                          HUTCHINS, WHEELER & DITTMAR
                               COUNSELLORS AT LAW
                           A PROFESSIONAL CORPORATION
                 101 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                 TELEPHONE: 617-951-6600  FACSIMILE: 617-951-1295


                                                              May 22, 2001
The Smith & Wollensky Restaurant Group, Inc.
1114 First Avenue
New York, NY  10021


Ladies and Gentlemen:


      We have acted as counsel to The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 287,500 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement"), which includes 37,500 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement.

      As such counsel, we have examined (i) certain corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, stock records and Minutes of Meetings of its Board of Directors; (ii) a Certificate of the Secretary of State of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. The Company is a validly existing corporation under the laws of the State of Delaware.

      2. The Company is authorized to issue 90,000,000 shares of Common Stock, par value $.01 per share.

      3. When issued and sold under the circumstances contemplated in the Registration Statement, the shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Hutchins, Wheeler & Dittmar

                                        HUTCHINS, WHEELER & DITTMAR
                                        A Professional Corporation